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                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INTERCONEXUS.COM, INC.

                           ---------------------------

                     PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                           ---------------------------


         InterConexus.com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended from time to time, whose original Certificate of Incorporation was filed on March 16, 2000, does hereby certify that the following Amended and Restated Certificate of Incorporation has been duly adopted:

                         ARTICLE 1. NAME OF CORPORATION

         The name of the corporation is INTERCONEXUS.COM, INC. (hereinafter the "Corporation").

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

         The registered office of the Corporation is to be located at 30 Old Rudnick Lane, Suite 100, in the City of Dover, in the County of Kent and in the State of Delaware 19901. The name of its registered agent at that address is Lexis Document Services Inc.

                               ARTICLE 3. PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under Delaware Law.

                           ARTICLE 4. AUTHORIZED STOCK

         4.1 AUTHORIZED STOCK. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty Million (60,000,000), of which Forty Million


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(40,000,000) shares are of a class designated common stock, par value $.0001 per share ("Common Stock"), and Twenty Million (20,000,000) shares are of a class designated preferred stock, par value $.001 per share ("Preferred Stock").

         The Common Stock and Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby authorized, subject to limitations prescribed by law, by filing a certificate pursuant to the applicable law of the State of Delaware, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock and Common Stock, including, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences for any unissued series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

         4.2 RESTRICTIONS ON TRANSFER OF CORPORATION'S COMMON STOCK. The stockholders of the Corporation's Common Stock shall not transfer any shares of Common Stock until the first to occur of the following: (i) the second anniversary of the date of the distribution of all of the then issued and outstanding shares of the Corporation's Common Stock to the shareholders of Capri Corp., a Minnesota corporation (the "Spin-Off"); (ii) the consummation of an initial public offering of the Common Stock of the Corporation registered under the Securities Act of 1933, as amended; or (iii) the board of directors of the Corporation determines, in its sole discretion, that the business of the Corporation has developed to support a trading market. Notwithstanding the foregoing, the stockholders of the Corporation's Common Stock shall not be restricted in any way from transferring any shares of Common Stock (i) in connection with the Spin-Off, or (ii) by will, intestacy laws or the laws of descent or survivorship or by operation of law.



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                          ARTICLE 5. BOARD OF DIRECTORS

         5.1 SIZE OF BOARD OF DIRECTORS. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws.

         5.2 ELECTION OF DIRECTORS. Election of directors need not be by ballot unless the by-laws so provide.

         5.3 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as required by law or this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum.

         5.4 POWER TO AMEND BY-LAWS. The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

                        ARTICLE 6. LIABILITY OF DIRECTORS

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that to the extent required by Delaware Law, this Article 6 shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
Section 174 of the Delaware Law; or (d) for any transaction from which the director derived an improper personal benefit.

            ARTICLE 7. INDEMNIFICATION OF DIRECTORS AND OTHER PERSONS

         The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by Section 145 of the Delaware Law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director and/or officer of the



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Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that the Corporation shall not be obligated to indemnify any such person: (a) with respect to proceedings, claims or actions initiated or brought voluntarily by such persons and not by way of defense; or (b) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, by agreement or otherwise.

                        ARTICLE 8. PROSPECTIVE AMENDMENTS

         No amendment to or repeal of Article 6 or Article 7 shall apply to or have any effect on the rights of any individual referred to in Article 6 or
Article 7 for or with respect to any acts or omissions of such individual occurring prior to such amendment or repeal.

                 ARTICLE 9. BINDING COMPROMISES AND ARRANGEMENTS

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors, or any class of them and/or between this Corporation and its stockholders, or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value



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of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                        ARTICLE 10. SECTION 203 ELECTION

         The Corporation hereby expressly elects not to be governed by Section 203 of the Delaware Law.

                       ARTICLE 11. DURATION OF CORPORATION

         The Corporation is to have a perpetual existence.

                           ARTICLE 12. RESERVED RIGHTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal.

         Dated:  May 12, 2000


                                           /s/ Mehul J. Dave
                                           -------------------------------------
                                           Mehul J. Dave
                                           President and Chief Executive Officer
                                           InterConexus.com, Inc.



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